Exhibit 10(v)

AMENDMENT TO THE BANK OF NEW YORK COMPANY, INC.

EXCESS CONTRIBUTION PLAN

WHEREAS, The Bank of New York Company, Inc. Excess Contribution Plan (the “Excess Contribution Plan”) was amended and restated, effective as of July 10, 1990; and

WHEREAS, Section 19 of the Excess Contribution Plan provides that the Board of Directors of The Bank of New York Company, Inc. may amend the Excess Contribution Plan at any time; except in certain respects not material hereto; and

WHEREAS, the Board of Directors of the Company desires to amend the Excess Contribution Plan;

NOW, THEREFORE, the Excess Contribution Plan is hereby amended, effective as of November 12, 2002, by amending the second sentence of Section 4 to read as follows:

When a Participant’s benefit payments under the ESOP commence (or when his benefits under the ESOP are transferred to the Retirement Plan of The Bank of New York Company, Inc.), a Participant shall receive payment, in cash, of the excess, if any, of (i) the equivalent actuarial value of the Stock Units credited to the Participant’s Account, expressed as a life annuity, and (ii) the benefit to which the Participant is entitled to receive under Part I of The Bank of New York Company, Inc. Excess Benefit Plan.

IN WITNESS WHEREOF, The Bank of New York Company, Inc. has caused this Amendment to be executed by its duly authorized officers this 22th day of January, 2002.

/s/    Thomas A. Renyi

        Thomas A. Renyi

ATTEST:

/s/    Patricia A. Bicket

        Patricia A. Bicket